UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2026
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Arcus Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 694-6200
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On October 20, 2026, Arcus Biosciences, Inc. presented new data from the ARC-20 platform study evaluating casdatifan, alone or in combination, as a first-, second- and late-line treatment for clear cell renal cell carcinoma (“ccRCC”). This presentation included the following data as of the data cutoff date of September 4, 2026:
First-line TKI-free combinations
•Casdatifan plus anti-PD-1 zimberelimab (n=30): with 11.5 months of median follow up, landmark progression-free survival (“PFS”) was 86% and 69% at six and 12 months, respectively, the confirmed objective response rate (“cORR”) was 50%, and the rate of primary progression (progression at or before the first scan) was 6.7%. No unexpected safety signals were observed at the time of data cutoff. The regimen showed safety data that are consistent with those observed in other cohorts or prior studies of each molecule.
•Casdatifan plus anti-CTLA-4 ipilimumab and zimberelimab: with three months of median follow up, only one patient out of 24 patients (4%) who had reached a first scan experienced primary progression. There were no unexpected safety signals observed in the 31 patients enrolled that received at least one dose of casdatifan plus ipilimumab and zimberelimab at the time of data cutoff. Grade 3 and higher immune-mediated adverse events were generally consistent with those associated with ipilimumab and nivolumab in frequency, severity and timing.
Second-line combination
•Casdatifan plus tyrosine kinase inhibitor (“TKI”) cabozantinib: with 21.3 months of median follow up (n=43), median PFS was 14.5 months, 18-month landmark overall survival was 77%, cORR was 44% and primary progression was 5%. Casdatifan plus cabozantinib demonstrated similar efficacy, whether or not patients previously received TKI therapy. TKI-pretreated patients represent approximately 60% of 2L patients in current practice and derive diminished benefit from subsequent TKI therapies. No unexpected safety signals were observed at the time of data cutoff (n=44). The regimen showed safety data that are consistent with those observed in other cohorts or prior studies of each molecule.
Late-line monotherapy
•Casdatifan monotherapy (n=121): with 28 months of median follow up in the four pooled monotherapy cohorts, median overall survival was 35 months, median PFS was 13 months and cORR was 36%. PFS data were similar whether patients had received one, two or three prior TKI-inclusive treatments. No unexpected safety signals were observed, and casdatifan showed acceptable and manageable adverse events across all doses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: October 20, 2026	By:	/s/ Terry Rosen, Ph. D.
Terry Rosen, Ph.D.
Chief Executive Officer (Principal Executive Officer)